Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 98 and Amendment No. 101 to the Registration Statement on Form N-1A of GraniteShares ETF Trust regarding the Prospectus and Statement of Additional Information of GraniteShares 2x Long ABNB Daily ETF, GraniteShares 2x Long APP Daily ETF, GraniteShares 2x Long CVNA Daily ETF, GraniteShares 2x Long KO Daily ETF, GraniteShares 2x Long CRWV Daily ETF, GraniteShares 2x Long CEG Daily ETF, GraniteShares 2x Long COST Daily ETF, GraniteShares 2x Long ETOR Daily ETF, GraniteShares 2x Long FSLR Daily ET, GraniteShares 2x Long GLXY Daily ETF, GraniteShares 2x Long HIMS Daily ETF, GraniteShares 2x Long ISRG Daily ETF, GraniteShares 2x Long MCD Daily ETF, GraniteShares 2x Long MELI Daily ETF, GraniteShares 2x Long NBIS Daily ETF, GraniteShares 2x Long NKE Daily ETF, GraniteShares 2x Long OKLO Daily ETF, GraniteShares 2x Long PM Daily ETF, GraniteShares 2x Long RGTI Daily ETF, GraniteShares 2x Long SNAP Daily ETF, GraniteShares 2x Long SPOT Daily ETF, GraniteShares 2x Long SBUX Daily ETF, GraniteShares 2x Long UNH Daily ETF, GraniteShares 2x Long WMT Daily ETF, GraniteShares 2x Long BULL Daily ETF, each a series of GraniteShares ETF Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

August 12, 2025